Exhibit 10.2

Execution Version

GUARANTY AND SECURITY AGREEMENT

dated as of May 3, 2019

among

C-PAK Consumer Product Holdings LLC

and

C-PAK CONSUMER PRODUCT IP SPV LLC

collectively, jointly and severally, as the Borrowers, and each individually as a Borrower,

C-Pak Consumer Product Holdings SPV I LLC,

as Holdings,

the other GRANTORS from time to time party hereto,

and

PINEY LAKE OPPORTUNITIES ECI MASTER FUND LP,

as the Collateral Agent

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	2
1.1.	Definitions	2
1.2.	Other Definitional Provisions	6

SECTION 2.	Guaranty	7
2.1.	Guaranty	7
2.2.	Right of Contribution	8
2.3.	No Subrogation	9
2.4.	Actions with Respect to Guaranteed Obligations	9
2.5.	Guaranty Absolute and Unconditional	10
2.6.	Inability to Accelerate Loans	12
2.7.	Acknowledgment of Waivers and Losses of Defenses	13
2.8.	Reinstatement	13
2.9.	Payments	14

SECTION 3.	GRANT OF SECURITY INTEREST	14

SECTION 4.	REPRESENTATIONS AND WARRANTIES	16
4.1.	[Reserved]	16
4.2.	Other Representations	16
4.3.	Title; No Other Liens	16
4.4.	Perfected Priority Liens	17
4.5.	Perfection Certificate; Jurisdiction of Organization; Chief Executive Office	17
4.6.	Farm Products	17
4.7.	Investment Property	17
4.8.	Receivables	19
4.9.	Contracts	19
4.10.	Intellectual Property	19
4.11.	Commercial Tort Claims	20
4.12.	Inventory and Equipment; Books and Records	21
4.13.	Instruments and Tangible Chattel Paper	21

SECTION 5.	COVENANTS	21
5.1.	[Reserved]	21
5.2.	Delivery of Instruments and Chattel Paper	21
5.3.	Maintenance of Perfected Security Interest; Further Documentation	21
5.4.	Changes in Locations, Name, etc	22
5.5.	Investment Property	22
5.6.	Receivables	24
5.7.	Intellectual Property	25
5.8.	Intellectual Property Filing	27
5.9.	Commercial Tort Claims	27
5.10.	Collateral in the Possession of a Bailee	28
5.11.	Electronic Chattel Paper	28

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5.12.	Letter-of-Credit Rights	28
5.13.	[Reserved]	29
5.14.	Insurance	29
5.15.	[Reserved]	29
5.16.	[Reserved]	29
5.17.	Further Assurances; Pledge of Instruments	29
5.18.	No Perfection	30

SECTION 6.	REMEDIAL PROVISIONS	30
6.1.	Certain Matters Relating to Receivables	30
6.2.	Communications with Obligors; Grantors Remain Liable	30
6.3.	Pledged Stock	32
6.4.	Proceeds To Be Turned Over to Collateral Agent	34
6.5.	Application of Proceeds	34
6.6.	UCC and Other Remedies	34
6.7.	Sales of Pledged Stock	35
6.8.	IP Licenses	35
6.9.	Waiver; Deficiency	36

SECTION 7.	THE COLLATERAL AGENT	36
7.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc	36
7.2.	Duty of Collateral Agent	38
7.3.	Financing Statements	38
7.4.	Authority of Collateral Agent	39

SECTION 8.	MISCELLANEOUS	39
8.1.	Amendments and Waivers	39
8.2.	Notices	39
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	39
8.4.	Successors and Assigns	39
8.5.	Set-Off	40
8.6.	Counterparts	40
8.7.	Severability	40
8.8.	Section Headings	40
8.9.	Integration	40
8.10.	GOVERNING LAW	41
8.11.	Waiver	41
8.12.	Acknowledgements	41
8.13.	Additional Grantors and Guarantors	41
8.14.	Releases of Guaranty and Liens	42
8.15.	Subordination	42
8.16.	Intercompany Debt Subordination	43
8.17.	WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS	44
8.18.	Marshaling	44
8.19.	Intercreditor Agreement	44

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SCHEDULES

Schedule 1	Investment Property
Schedule 2	Filings and other Actions
Schedule 3	Capital Stock
Schedule 4	Intellectual Property
Schedule 5	Commercial Tort Claims
Schedule 6	Inventory and Equipment

ANNEXES

Annex I	Form of Joinder and Assumption Agreement
Annex II	Form of Intellectual Property Security Agreement
Annex III	Form of Issuer Control Agreement

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GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT dated as of May 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”) among C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”), C-PAK Consumer Product IP SPV LLC (“C-PAK IP”, and collectively, jointly and severally with C-PAK, the “Borrowers”, and each individually, a “Borrower”), C-PAK Consumer Product Holdings SPV I LLC, a Delaware limited liability company (“Holdings” and together with the Borrowers, the Subsidiaries of the Borrowers that are Guarantors or become Guarantors, and any other Person that becomes a party hereto as a grantor as provided herein, the “Grantors”) and Piney Lake Opportunities ECI Master Fund LP (“Piney Lake”), as collateral agent for the benefit of the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of May 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among the Borrowers, Holdings, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Piney Lake, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and Piney Lake, as the Collateral Agent (the Collateral Agent together with the Administrative Agent, each an “Agent” and collectively the “Agents”), the Lenders have severally agreed to make Term Loans to the Borrowers upon and subject to the terms and conditions set forth therein; and

WHEREAS, each Grantor (other than the Borrowers) has agreed to guarantee the payment and performance of the Borrowers’ obligations and liabilities under the Loan Agreement and the other Loan Documents as more fully set forth therein and herein; and

WHEREAS, the Borrowers are a member of an affiliated group of companies that includes each of the other Grantors, and each Guarantor either is a parent company of a Borrower or is a Subsidiary of a Borrower; and

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Term Loans and other financial accommodations extended under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Term Loans to the Borrowers under the Loan Agreement that the Grantors shall have executed this Agreement and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and to induce the Agents and the Lenders to enter into the Loan Agreement, to induce the Lenders to make their respective Term Loans to the Borrowers thereunder and extend other financial accommodations to the Borrowers thereunder, and to induce the Agents to act in their respective agency capacities thereunder, and intending to be legally bound, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Uppercase terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement. The following terms have the meanings given to them in the UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, control, Document, Electronic Chattel Paper, Farm Product, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Letter-of-Credit Right, Payment Intangible, Securities Account, Securities Entitlement, Uncertificated Security and Supporting Obligation. All other uppercase terms used herein but not otherwise defined herein or in the Loan Agreement have the meanings given to them in the UCC.

(b) The following terms have the following meanings:

“Administrative Agent” has the meaning given to such term in the Introductory Statement hereto.

“Agent” and “Agents” have the respective meanings given to such terms in the Introductory Statement hereto.

“Agreement” has the meaning given to such term in the preamble hereto.

“Assumption Agreement” means a Joinder and Assumption Agreement substantially in the form attached hereto as Annex I, with such changes thereto to which the Collateral Agent may agree in its reasonable discretion.

“Borrower” and “Borrowers” have the respective meanings given to such terms in the preamble hereto.

“Collateral” has the meaning given to such term in Section 3 hereof.

“Collateral Account” means any Deposit Account subject to an Account Control Agreement pursuant to Section 8.14 of the Loan Agreement (“Accounts; Control Agreements”), that is established by the Collateral Agent as provided in Section 6.1 or Section 6.4 hereof.

“Collateral Agent” has the meaning given to such term in the preamble hereto.

“Copyright Licenses” means any agreement now or hereafter in effect, naming any Grantor as licensor or licensee (including those listed in Schedule 4 hereto), granting any right in, to or under any Copyright, including the grant of rights to copy, publicly perform, display, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

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“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4 hereto), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or any foreign counterpart thereof (including those listed in Schedule 4 hereto), (b) the right to obtain all extensions and renewals thereof, and (c) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“Deposit Account” has the meaning given to such term in the UCC and, in any event, includes any demand, time, savings, passbook or similar account maintained with a depositary institution.

“Equipment” means (a) any “equipment”, as defined in Section 9-102(a)(33) of the UCC, (b) all machinery, equipment, furnishings and Fixtures, and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Excluded Property” means property that, but for any one or more of clauses (i) through (x) of the last paragraph of Section 3 hereof, would constitute Collateral.

“Fraudulent Transfer Laws” has the meaning given to such term in Section 2.1(c) hereof.

“Grantor Insolvency Events” has the meaning given to such term in Section 8.16(a) hereof.

“Grantors” has the meaning given to such term in the preamble hereto.

“Guaranteed Obligations” has the meaning given to such term in Section 2.1(a) hereof.

“Guarantors” means, collectively, Holdings and each other Grantor (other than the Borrowers) in its capacity as a guarantor of the Guaranteed Obligations.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors pursuant to Section 2 hereof.

“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including without limitation the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, Internet Domain Names, Trade Secrets, and all licenses and permits, registrations, franchises, corporate or other business records, compositions, drawings, specifications, systems, designs, plans, proposals and technical data and manuals, computer software (including object code, source code and associated data and related documentation), goodwill, indicia, business identifiers, inventions, formulas, processes and techniques, production methods, research and development information, proprietary information, know-how, and trade-secrets and, in each case, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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“Intercompany Debt” means, with respect to each Grantor, all indebtedness, liabilities, and other obligations of any other Grantor owing to such Grantor in respect of any and all loans or advances made by such Grantor to such other Grantor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Grantor to such Grantor under or in connection with any documents or instruments related thereto, and including all claims for contribution pursuant to Section 2.2 hereof.

“Intercompany Note” means any promissory note evidencing any Intercompany Debt.

“Internet Domain Names” means all rights, title and interests arising under any law, in or relating to Internet domain names.

“Investment Property” means, collectively, (a) all “investment property”, as defined in Section 9-102(a)(49) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Securities (all Certificated Securities and Uncertificated Securities), Securities Accounts, Securities Entitlements, Commodity Contracts, Commodity Accounts, Pledged Notes and Pledged Stock.

“IP License” means all agreements now or hereafter in effect, granting any right, title or interest in, to or under any Intellectual Property, including all Copyright Licenses, Patent Licenses, and Trademark Licenses.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form attached hereto as Annex III, among a Grantor, the Collateral Agent and the relevant Issuer, in form and substance reasonably acceptable to such Grantor and the Collateral Agent, pursuant to which control over any Uncertificated Security of such Issuer issued or granted to, or held by, any Grantor is granted to the Collateral Agent.

“Issuers” means, collectively, each issuer of any Investment Property.

“Loan Agreement” has the meaning given to such term in the Introductory Statement hereto.

“Material Electronic Chattel Paper” has the meaning given to such term in Section 5.11 hereof.

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“Patent License” means all agreements now or hereafter in effect, providing for the grant by or to any Grantor of any right to manufacture, use, sell, offer for sale or import any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4 hereto.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 4 hereto, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 4 hereto, other than registrations and applications that have been cancelled or abandoned, (c) all rights to obtain any reissues or extensions of the foregoing, and (d) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, violation or other impairment thereof.

“Piney Lake” has the meaning given to such term in the preamble hereto.

“Pledged”, when used in connection with any type of asset, means, at any time, an asset of such type that is included or required to be included (or that creates rights that are included or required to be included) in the Collateral at such time pursuant to the terms of this Agreement.

“Pledged Notes” means all promissory notes listed on Schedule 1 hereto, all Intercompany Notes at any time issued to any Grantor, and all other promissory notes issued to or held by any Grantor, in each case to the extent required to be pledged pursuant to the Loan Agreement.

“Pledged Stock” means the shares of Capital Stock listed on Schedule 1 hereto and all other shares, stock certificates, options, interests, units or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (other than any Capital Stock that is Excluded Property).

“Proceeds” means all “proceeds”, as defined in Section 9-102(a)(64) of the UCC, and, in any event, includes all dividends and other income from the Investment Property, collections thereon and distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Obligations” means (a) in the case of each Borrower, the “Obligations” as defined in the Loan Agreement, and (b) in the case of the Guarantors, the Guaranteed Obligations.

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“Termination Date” means the date on which the Term Loans and the other Secured Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in cash in accordance with the terms of the Loan Agreement and the other Loan Documents.

“Trade Secrets” means anything that would constitute a trade secret under Applicable Law and information that derives independent economic value (actual or potential) from not being generally known to and not being readily ascertainable by proper means by a person able to obtain economic value from its use or disclosure, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, databases, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, software, and technical information.

“Trademark License” means any agreement now or hereafter in effect, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4 hereof.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers (whether registered or unregistered), and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 4 hereof, (b) the right to obtain all extensions and renewals thereof, and (c) all income, royalties, and proceeds at any time due or payable or asserted under or with respect to any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.

“Unasserted Contingent Obligations” means, at any time, Secured Obligations for indemnifications, reimbursements, costs, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made as of such time.

1.2. Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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SECTION 2. Guaranty

2.1. Guaranty.

(a) To induce the Lenders to make the Term Loans and extend other financial accommodations to the Borrowers thereunder, and to induce each other Secured Party to extend financial accommodations to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all Obligations of each Borrower and of the other Guarantors, whether existing on the date hereof or hereafter incurred, created or arising and whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against any Borrower or any of the other Guarantors, now or hereafter in effect, or due or to become due, including, without limitation, all principal, interest (including interest accruing at the then applicable rate provided in the Loan Agreement after the maturity thereof and interest accrued or accruing at the then applicable rate provided in the Loan Agreement upon the commencement or during the pendency of any Insolvency Proceeding, regardless of whether such interest or a claim for post-filing or post-petition interest is allowed or allowable in such Insolvency Proceeding), and any applicable Prepayment Premium in respect of the Term Loans, and all other monetary obligations of each Borrower and of the other Guarantors arising under, out of, in respect of or in connection with the Loan Agreement, the Notes or any of the other Loan Documents, including but not limited to fees, costs, expenses and indemnities, in all cases whether primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, or now existing or hereafter incurred (collectively, the “Guaranteed Obligations”).

(b) Each Guarantor’s Guaranty hereunder constitutes a continuing guaranty of payment and not of collection, and a debt of each Guarantor for its own account. Accordingly, neither an Agent nor any of the other Secured Parties shall be obligated or required before enforcing this Guaranty against any Guarantor, to: (i) pursue any right or remedy any of them may have against any Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against any Borrower, any other Guarantor or any other Person in any court or other tribunal; (ii) make any claim in a liquidation, bankruptcy or other Insolvency Proceeding of or in respect of any Borrower, any other Guarantor or any other Person; (iii) make demand of any Borrower, any other Guarantor or any other Person; or (iv) enforce or seek to enforce or realize upon any collateral security held by the Collateral Agent or any other Secured Party which may secure any of the Guaranteed Obligations.

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(c) Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable under this Guaranty shall not exceed the maximum amount for which such Guarantor can be liable without rendering the obligations of such Guarantor under this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under Applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, Section 548 of Title 11 of the United States Code, and any applicable provisions of comparable Applicable Laws) (collectively, the “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of the Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2 hereof and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty. Notwithstanding the foregoing, this Section 2.1(c) is intended solely to preserve the rights of the Collateral Agent and the other Secured Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Fraudulent Transfer Laws, and no Guarantor or any other Person shall have any right or claim under this Section 2.1(c) or otherwise as against the Collateral Agent or any other Secured Party that would not otherwise be available to such Person under the Fraudulent Transfer Laws.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Secured Party hereunder.

(e) This Guaranty shall remain in full force and effect until the Termination Date occurs, notwithstanding that from time to time during the term of the Loan Agreement no Guaranteed Obligations may be outstanding.

(f) No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date occurs.

2.2. Right of Contribution. Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid any portion of the Guaranteed Obligations exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term Loans and other Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Sections 2.1 and 2.3 hereof. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder. This Section 2.2 is for the benefit of the Collateral Agent, the other Secured Parties, and the Guarantors, and may be enforced by any one or more of them in accordance with the terms hereof.

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2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall (a) be entitled to be subrogated to any of the rights of any Secured Party against any Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by any Secured Party for the payment of the Obligations, (b) seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor under this Guaranty, or (c) assert any right, claim or cause of action, including, without limitation, any claim of subrogation, contribution or indemnification that such Guarantor has against any Borrower or any other Loan Party, in all cases until the Termination Date occurs. If any amount is paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, as the Collateral Agent may determine in accordance with Sections 4.02(b) and 4.02(c) of the Loan Agreement.

2.4. Actions with Respect to Guaranteed Obligations.

(a) Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Loan Agreement and the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented or otherwise modified or terminated, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto.

(b) Without limiting the foregoing, the Collateral Agent or any Secured Party may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from any of its obligations hereunder, take any and all actions described in Section 2.5 hereof and may otherwise: (i) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations in accordance with the terms of the Loan Agreement or any of the applicable Loan Documents, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or changing the interest rate that may accrue on any of the Guaranteed Obligations; (ii) amend, modify, alter or supplement the Loan Agreement or any of the other Loan Documents in accordance with the terms of the Loan Agreement or such other Loan Documents; (iii) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing all or any portion of the Guaranteed Obligations; (iv) release any other Loan Party or other Person liable in any manner for the payment or collection of any or all of the Guaranteed Obligations; (v) exercise, or refrain from exercising, any rights against any Borrower, any other Guarantor or any other Person; and (vi) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

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2.5. Guaranty Absolute and Unconditional.

(a) Each Guarantor, to the fullest extent permitted by Applicable Law, waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, notice of or proof of reliance by any Secured Party upon this Guaranty, and notice of acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b) Each Guarantor, to the fullest extent permitted by Applicable Law, waives diligence, presentment, protest, demand for payment, dishonor, and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Obligations, notice of any kind to which such Guarantor may be entitled, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from any of its Guaranteed Obligations.

(c) Each Guarantor waives, to the fullest extent permitted by Applicable Law, any right such Guarantor may now have or hereafter acquire to revoke, rescind, terminate or limit (except as expressly provided herein) this Guaranty or any of its obligations hereunder.

(d) Each Guarantor understands and agrees that, to the fullest extent permitted by Applicable Law, this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by each Borrower, any other Guarantor or any other Person against any Secured Party (other than the defense of payment in full), or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of each Borrower with respect to any Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

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(e) Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing such Guaranteed Obligations, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any other Secured Party with respect thereto. To the extent permitted by Applicable Law, the liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof), and each Guarantor hereby irrevocably waives any defenses (other than, in each case, the defense of payment in full) it may now have or hereafter acquire in any way relating to, any or all of the following:

(i) (x) any change in the amount, interest rate, due date or other term of all or any portion of the Guaranteed Obligations, (y) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations, or (z) any amendment, release, consent to the departure from, or other indulgence with respect to, or any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Loan Agreement, any of the other Loan Documents or any other documents, instruments or agreements relating to all or any portion of the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing all or any portion of the Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(ii) any lack of validity or enforceability of the Loan Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing all or any portion of the Guaranteed Obligations or any assignment or transfer of any of the foregoing;

(iii) any furnishing to the Collateral Agent or any other Secured Party of any security for all or any portion of the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing all or any portion of the Guaranteed Obligations unless resulting in the payment in full of the Guaranteed Obligations;

(iv) any settlement or compromise of all or any portion of the Guaranteed Obligations (unless resulting in payment in full of the Guaranteed Obligations), any security therefor, or any liability of any other party with respect to all or any portion of the Guaranteed Obligations, or any subordination of the payment of all or any portion of the Guaranteed Obligations to the payment of any other liability of any Borrower or any other Loan Party;

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(v) any Insolvency Proceeding relating to such Guarantor, any Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such Insolvency Proceeding;

(vi) any act or failure to act by any Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against any Borrower to recover payments made under this Guaranty;

(vii) any release, amendment or waiver of, or consent to any departure from, any guaranty of all or any portion of the Guaranteed Obligations;

(viii) any pledge, exchange, release or non-perfection or impairment of any security interest or other Lien on any Collateral or other collateral securing in any way all or any portion of the Guaranteed Obligations;

(ix) any application of sums paid by any Borrower, any other Guarantor or any other Person with respect to the liabilities of each Borrower to the Collateral Agent or any other Secured Party, regardless of what liabilities of each Borrower remain unpaid;

(x) any defect, limitation or insufficiency in the borrowing power of any Borrower or any Guarantor or in the exercise thereof;

(xi) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Loan Agreement or any other Loan Document; or

(xii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than the payment in full in cash and performance in full of the Obligations (other than Unasserted Contingent Obligations)), including the failure by Administrative Agent or any Secured Party to provide copies of any notice delivered to any Borrower or any Guarantor in accordance with the terms of any of the Loan Documents.

2.6. Inability to Accelerate Loans. If any Agent or any other Secured Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, to the extent such demand or acceleration is permitted under the Loan Agreement or another applicable Loan Document, the Agents and the other Secured Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration been permitted and occurred.

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2.7. Acknowledgment of Waivers and Losses of Defenses.

(a) Each Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that each Guarantor would otherwise have under Applicable Law. Other provisions permit the Secured Parties to: (i) take actions that the Secured Parties would otherwise not have a right to take; (ii) fail to take actions that the Secured Parties would otherwise have an obligation to take; or (iii) take actions that may prejudice the Guarantors’ rights and obligations under this Guaranty and against the Borrowers. In the absence of these provisions, each Guarantor might have defenses against its obligations under this Guaranty. These defenses might permit each Guarantor to avoid some or all of its obligations under this Guaranty.

(b) Each Guarantor intends by the waivers and other provisions of this Guaranty, including the acknowledgment set forth in this Section 2.7, to be liable to the greatest extent permitted by applicable law for all of the Guaranteed Obligations and all other Obligations. Each Guarantor intends to have this liability even if the terms of the Loan Documents change or if such Guarantor does not have any rights against any Borrower.

(c) Each Guarantor acknowledges that: (i) it understands the seriousness of the provisions of this Guaranty; (ii) it has had a full opportunity to consult with counsel of its choice; and (iii) it has consulted with counsel of its choice or has decided not to avail itself of that opportunity.

2.8. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be reduced, restored or returned by any Secured Party (whether as a “voidable preference”, “fraudulent conveyance”, “fraudulent transfer” or otherwise) upon the commencement of, or otherwise in relation to, any Insolvency Proceeding of or in respect of any Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer, official or designee for, any Borrower or any Guarantor or any substantial part of the property of any Borrower or any Guarantor, or otherwise, all as though such payments had not been made. In the event that any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise reduced, restored or returned by any Secured Party, the Guaranteed Obligations shall be reinstated to the extent of the payment so rescinded, reduced, restored or returned and shall be reduced only by the amount paid and not so rescinded, reduced, restored or returned. If claim is ever made on the Collateral Agent or any other Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Collateral Agent or such other Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body of competent jurisdiction or (ii) any settlement or compromise of any such claim effected by the Collateral Agent or such other Secured Party with any such claimant (including any Borrower or a trustee in bankruptcy for such Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on such Guarantor notwithstanding any revocation hereof or the cancellation of the Loan Agreement, any of the other Loan Documents or any other instrument evidencing any liability of such Borrower, and such Guarantor shall be and remain liable to the Collateral Agent or such other Secured Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Collateral Agent or such other Secured Party.

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2.9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent in Dollars, without counterclaim, set-off, rights of rescission or deduction, at the account specified in or pursuant to Section 4.03(c) of the Loan Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and a security interest in all of such Grantor’s right, title and interest in and to all personal property and other assets, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, including without limitation all of the following property of such Grantor, wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all cash and cash equivalents;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all Supporting Obligations;

(o) all insurance policies of any kind maintained by any Grantor;

(p) all Goods and other property not otherwise described above (except for (i) any property specifically excluded from any clause in this Section 3 and (ii) any property specifically excluded from any defined term used in any clause of this Section 3);

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(q) all books and records pertaining to the Collateral;

(r) all Commercial Tort Claims listed on Schedule 5 hereto or described in any notice sent pursuant to Section 5.9 hereof; and

(s) to the extent not otherwise included, all Proceeds, Payment Intangibles, Supporting Obligations and products of any and all of the foregoing and all collateral security and guaranties given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, neither the “Collateral” nor any defined term comprising any portion of the Collateral shall include, and no rights, Liens or security interests shall be granted to Collateral Agent in, any of the following: (i) leasehold interests; (ii) motor vehicles and other assets subject to certificates of title; (iii) Letter-of-Credit Rights with a value of less than $100,000 in each case or $250,000 in the aggregate; (iv) Commercial Tort Claims with a value of less than $150,000 in each case or $350,000 in the aggregate; (v) Excluded Deposit Accounts; (vi) any fee-owned Real Property with a fair market value of less than $500,000 (provided that all such Real Property has a fair market value of less than $1,000,000 in the aggregate; excluding the properties listed on Schedule 8.13 of the Loan Agreement); (vii) any rights or interests (other than any Proceeds and Receivables thereof unless such Proceeds and Receivables would otherwise be excluded from Collateral pursuant to the terms of this paragraph) in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to the Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement or any applicable Governmental Authority has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; (viii) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than any Borrower or any other Grantor) after giving effect to the applicable anti-assignment provisions of the UCC, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, other than proceeds and receivables thereof; (ix) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; and (x) more than sixty-six and two thirds percent (66 2/3%) of the Voting Stock of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code directly held by any Grantor; provided, however, the foregoing exclusions contained in clauses (vii), (viii) and (ix) shall in no way be construed (1) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the Bankruptcy Code) or principles of equity, (2) so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing Liens upon any rights or interests of any Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables) unless such Proceeds or other amounts would otherwise be excluded from Collateral pursuant to the terms of this paragraph or (3) to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, the Collateral shall include any portion of such lease, license, contract or other agreement or property subject thereto that does not result in such prohibition.

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SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective Term Loans to the Borrowers thereunder and extend other financial accommodations to the Borrowers thereunder, each Grantor hereby represents and warrants to each Secured Party that:

4.1. [Reserved].

4.2. Other Representations.

(a) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each other Loan Party, on an ongoing basis, information relating thereto and to such Loan Party’s ability to pay and perform its Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed until the Termination Date. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any other Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations.

(b) It is in the interest of each Guarantor to execute this Agreement and provide the Guaranty inasmuch as such Guarantor will derive direct and indirect benefits from the Term Loans and other financial accommodations extended to the Borrowers by the Secured Parties pursuant to the Loan Documents, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Term Loans and extend other financial accommodations to the Borrowers thereunder.

4.3. Title; No Other Liens. Such Grantor has title to, and good and valid rights to, the Collateral of such Grantor. Except for Permitted Liens, such Grantor owns each such item of Collateral free and clear of any and all Liens. No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral, in each case, which has been authorized by any Grantor and subject to Section 4.4 below, is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, such as are expressly permitted by the terms of the Loan Agreement or such filings for which termination statements have been delivered to the Collateral Agent. Except as otherwise permitted by the Loan Agreement or this Agreement, no Collateral owned by any Grantor will be in the possession or under the control of any other Person having a claim thereto or security interest therein except as permitted by the terms of the Loan Agreement and the Intercreditor Agreement (to the extent the Intercreditor Agreement exists); provided, however, that any Grantor may, in the ordinary course of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.

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4.4. Perfected Priority Liens. Upon completion of the filings and other actions specified on Schedule 2 hereto (which, in the case of all filings and other documents referred to on Schedule 2 hereto, have been delivered to the Collateral Agent in completed and duly executed form), the security interests granted pursuant to this Agreement will constitute valid and perfected security interests in substantially all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from any Grantor and are prior to all other Liens on the Collateral, except for, solely with respect to (a) Collateral that does not constitute Pledged Stock, Permitted Liens which, pursuant to the terms of the Loan Agreement, are permitted to have priority over Collateral Agent’s Liens thereon as collateral security for the Secured Obligations and (b) Permitted Liens pursuant to Section 9.02(b) of the Loan Agreement.

4.5. Perfection Certificate; Jurisdiction of Organization; Chief Executive Office. Each Grantor has previously delivered to the Collateral Agent a Perfection Certificate signed by such Grantor. Each Grantor represents and warrants to the Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has no organizational identification number; (d) the Perfection Certificate accurately sets forth such Grantor’s place of business or, if such Grantor has more than one place of business, its chief executive office, as well as such Grantor’s mailing address, if different; and (e) all other information set forth on the Perfection Certificate pertaining to such Grantor is accurate and complete. Each Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation, certificate of formation or other organization document and a good standing certificate from its jurisdiction of organization as of a recent date.

4.6. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7. Investment Property.

(a) Schedule 3 hereto sets forth all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by a Grantor. The shares of Pledged Stock (x) constituting Excluded Property or (y) pledged by such Grantor hereunder together constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b) All the shares of the Pledged Stock (including shares of Capital Stock in respect of which such Grantor owns a Security Entitlement) issued by any Subsidiary of any Grantor have been duly authorized and duly and validly issued and are fully paid and non-assessable. None of the Pledged Stock that is Capital Stock of or issued by a partnership or limited liability company is subject to any capital call or other additional capital requirements.

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(c) To the knowledge of the Grantors, each of the Pledged Notes issued to or held by any Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Such Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, free and clear of, and prior to, all other Liens on such Collateral except, (i) other than in the case of Pledged Stock, for Permitted Liens which, pursuant to the terms of the Loan Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon to secure the Secured Obligations and (ii) Permitted Liens pursuant to Section 9.02(b) of the Loan Agreement.

(e) Such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents and any Revolving Loan Documents), including any stockholders agreement, limited partnership agreement or limited liability company operating agreement, which restricts in any manner the rights of any present or future holder of any Pledged Stock with respect thereto, or restricts, limits or requires notice of the right of the Collateral Agent to foreclose upon, or exercise any voting rights or other right or remedy hereunder with respect to, any Pledged Stock. None of the Pledged Stock is subject to any option, call, warrant, purchase right, preemptive right, right of first refusal or similar contractual or other right or restriction of any Person (other than laws affecting the transfer of securities generally).

(f) There is no agreement of or among any owners of any Grantor or Issuer, nor any provision in the Organization Documents of any Grantor or Issuer, requiring any vote or consent of any holders of Capital Stock of any Grantor or Issuer, as applicable, or of any other Person to authorize or permit the creation of a Lien and security interest in favor of the Collateral Agent (on behalf of the Secured Parties) in the Pledged Stock or other Capital Stock of such Grantor, except as have already been obtained or are adequately provided pursuant to this Agreement.

(g) None of the Pledged Stock (i) issued by an Issuer that is not a corporation either (x) is, or is of a type, dealt in or traded on a securities exchange or a securities market or (y) is a medium for investment and by its terms provides that it is a “security” subject to Article 8 of the Uniform Commercial Code of any jurisdiction, unless certificates evidencing such Pledged Stock have been delivered to the Collateral Agent, (ii) is an Investment Company Security or (iii) has a value in excess of $150,000 and is held in a Securities Account not subject to an Account Control Agreement.

(h) All of the Pledged Stock either (i) is issued by a corporation, is represented by a security certificate, and constitutes a “security” subject to Article 8 of the UCC, or (ii) is issued by an Issuer that is not a corporation and either (x) (1) is (and is identified on Schedule 3 hereto as being) “uncertificated” or (2) such Issuer’s Organization Documents do not provide that such Pledged Stock is a “security” for purposes of Article 8 of the UCC or (y) is represented by a security certificate, and constitutes a “security” subject to Article 8 of the UCC. All of the Pledged Stock other than the Pledged Stock referred to in sub-clause (i) or (ii)(y) of this Section 4.7(h) constitutes General Intangibles and does not constitute “securities” subject to Article 8 of the Uniform Commercial Code of any jurisdiction.

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(i) Other than (i) Excluded Property and (ii) the Pledged Stock delivered to or in which a Lien is granted to the Collateral Agent in accordance with the terms of this Agreement, such Grantor does not hold, own or have any interest in any Certificated Securities, Uncertificated Securities or Commodity Contracts other than those maintained in Securities Accounts or Commodity Accounts listed on Schedule 7.26 to the Loan Agreement.

4.8. Receivables.

(a) No amount in excess of $250,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

(c) None of the Receivables in excess of $75,000 individually or $250,000 in the aggregate (collectively, “Material Receivables”) are owed to such Grantor by obligors that are Governmental Authorities.

(d) Each Receivable is: (i) a bona fide, valid and legally enforceable indebtedness of the obligor thereunder in accordance with its terms, arising out of or in connection with the sale, lease or performance of goods or services by the applicable Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law); and (ii) subject to no material offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Grantors in the ordinary course of business consistent with customary business practice and other than warranties or refunds provided by Applicable Law, in each case except as would not have a material adverse effect on the value of all Receivables taken as a whole.

4.9. Contracts. No amount in excess of $250,000 payable to such Grantor under or in connection with any contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

4.10. Intellectual Property.

(a) Schedule 4 hereto lists all items of registered Intellectual Property and all applications for registered Intellectual Property owned by such Grantor, including for each of the foregoing items (i) the owner, (ii) the title, (iii) the jurisdiction in which the item has been registered or for which an application for registration has been filed, and (iv) as applicable, the registration number and registration date or the application number and filing date.

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(b) All Intellectual Property material to the business of such Grantor described on Schedule 4 hereto is valid, subsisting, unexpired and enforceable, has not been abandoned and to the knowledge of any Grantor does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 4 hereto, no Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would, in any material respect, limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property material to the conduct of any Grantor’s business.

(e) No action, suit, claim, demand, order or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, (i) seeking, in any material respect, to limit, cancel or question the validity of any Intellectual Property material to the conduct of any Grantor’s business, or such Grantor’s ownership interest therein (other than office actions issued in the ordinary course of prosecution of any pending applications for Patents or applications for registration of other Intellectual Property), or (ii) which, if adversely determined, is reasonably likely to have a material adverse effect on any Intellectual Property material to the conduct of any Grantor’s business.

(f) To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, or diluting any Intellectual Property material to the conduct of any Grantor’s business owned by such Grantor.

(g) Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License, and no breach or default of any such IP License shall be caused by the consummation of the Transactions.

4.11. Commercial Tort Claims.

(a) No Grantor has rights in any Commercial Tort Claim for an amount in excess of $150,000 with respect to any one claim or in excess of $350,000 for all such claims, in each case except as set forth on Schedule 5 hereto.

(b) Upon the granting to the Collateral Agent of a security interest in any Commercial Tort Claim pursuant to Section 3 hereof or Section 5.9 hereof, such security interest will constitute a valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as Collateral for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from such Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens which, pursuant to the terms of the Loan Agreement, are expressly permitted to have priority over the Collateral Agent’s Liens thereon.

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4.12. Inventory and Equipment; Books and Records. As of the Closing Date, the Inventory and the Equipment (including for the avoidance of doubt, and without limitation, any primary servers, or any other systems necessary to operate the business) of each Grantor (other than Inventory or Equipment in transit in the ordinary course of business) and books and records concerning the Collateral are kept at the locations listed on Schedule 6 hereto.

4.13. Instruments and Tangible Chattel Paper. No amounts payable under or in connection with any of the Collateral required to be delivered to Collateral Agent hereby are evidenced by any Intercompany Notes, Instruments or Tangible Chattel Paper other than Intercompany Notes, Instruments and Tangible Chattel Paper listed on Schedule 1 hereto (other than promissory notes issued in connection with extensions of trade credit in the ordinary course of business). Each Intercompany Note, each Instrument and each item of Tangible Chattel Paper owned by a Grantor and required to be delivered to the Collateral Agent from time to time pursuant to Section 5.2 hereof has been properly endorsed, assigned and delivered to the Collateral Agent and, if necessary, is accompanied by an instrument of transfer or assignment duly executed in blank.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Termination Date:

5.1. [Reserved].

5.2. Delivery of Instruments and Chattel Paper. Without limiting Section 5.5 hereof, if any amount in excess of 250,000 in the aggregate for all such Collateral, payable under or in connection with any of the Collateral, shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall promptly, and in any event within five (5) Business Days of such Collateral arising, being acquired or being so evidenced, be delivered to the Collateral Agent, together with such endorsements, notations and applicable transfer instruments with respect thereto, in each case as the Collateral Agent may reasonably request, duly endorsed in a manner satisfactory to the Collateral Agent, to be held in trust for the benefit of the Secured Parties, as Collateral under this Agreement.

5.3. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest in the Collateral created by this Agreement as a perfected security interest to the extent required hereby having at least the priority described in Section 4.4 hereof, and shall defend such security interest against the claims and demands of all Persons whomsoever (other than holders of Permitted Liens).

(b) Such Grantor shall furnish to the Collateral Agent and the other Secured Parties from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

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(c) At any time and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Grantor, such Grantor will promptly, and in any event within five (5) Business Days, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request (and which do not contravene the express terms of this Agreement) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) without limitation of Section 5.5(c) hereof, in the case of Investment Property, Deposit Accounts (other than Excluded Deposit Accounts), Securities Entitlements, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto.

(d) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clauses (vii) and (viii) of the definition of “Excluded Property”, if reasonably requested by Collateral Agent, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person with respect to any material permit or license or any Material Contract with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license, lease, contract or agreement.

5.4. Changes in Locations, Name, etc. Such Grantor will not:

(a) without five (5) Business Days’ prior written notice to Collateral Agent, change the location of its chief executive office or sole place of business from that referred to in Section 4.5 hereof;

(b) except as permitted by Section 9.12 of the Loan Agreement, change its legal name, jurisdiction of organization, type of organization, organizational identification number, identity or corporate structure; or

(c) without the prior written consent of Collateral Agent, permit any Inventory or Equipment (excluding Inventory or Equipment in transit in the ordinary course of business) and books and records concerning the Collateral to be kept at a location other than those listed on Schedule 6 hereto.

5.5. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the benefit of the Secured Parties and, within five (5) Business Days of such receipt, deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and otherwise in form and substance satisfactory to Collateral Agent, to be held by the Collateral Agent as additional Collateral under this Agreement. In case any distribution shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property in a manner which is not otherwise permitted by the Loan Agreement, the property so distributed shall be delivered to the Collateral Agent within five (5) Business Days of receipt by a Grantor, to be held by the Collateral Agent as additional Collateral under this Agreement.

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(b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) hereof with respect to the Investment Property issued by it, and (iii) the terms of Sections 6.3(b) and 6.7 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(b) hereof with respect to the Investment Property issued by it.

(c) On the Closing Date or, if applicable, the date on which it signs, executes and delivers an Assumption Agreement, such Grantor will duly execute (and cause the relevant Issuer to duly execute) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, and shall deliver such Issuer Control Agreement to the Collateral Agent for counter-execution. Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security constituting Capital Stock in a Subsidiary, such Grantor will promptly, and in any event within five (5) Business Days after acquiring such Pledged Uncertificated Security, duly execute (and cause the relevant Issuer to duly execute) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent for counter-execution.

(d) Unless an Event of Default shall have occurred and be continuing (and during an Event of Default, as permitted under Section 9.06(b) the Loan Agreement), each Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted by the Loan Agreement, and to exercise all voting, corporate, consensual and other rights and privileges with respect to the Investment Property; provided, that no vote shall be cast or corporate or other consensual right exercised or other action taken which, in the Collateral Agent’s reasonable discretion, would violate any provision of the Loan Agreement, this Agreement or any other Loan Document.

(e) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except as otherwise permitted by the Loan Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Loan Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, as otherwise permitted by the Loan Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof other than agreements expressly permitted under the Loan Agreement.

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(f) To the extent required by any Organization Document or Applicable Law, such Grantor hereby consents to the pledge of the Pledged Stock by each other Grantor pursuant to the terms hereof and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Stock to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, member or other equity holder in any applicable partnership, limited liability company or other entity, with all the rights, powers and duties of a general partner, limited partner, member or other equity holder, as applicable, and such Grantor shall cause each relevant Issuer to promptly execute and deliver to the Collateral Agent an acknowledgment of this Agreement in form and substance reasonably satisfactory to the Collateral Agent.

5.6. Receivables.

(a) Other than as expressly permitted by the Loan Agreement or in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Material Receivable, (ii) compromise or settle any Material Receivable for less than the full amount thereof, (iii) rescind or cancel any obligations evidenced by any Material Receivable or otherwise release, wholly or partially, any Person liable for the payment of any Material Receivable, (iv) allow any credit or discount whatsoever on any Material Receivable, or (v) amend, supplement or modify any Material Receivable in any manner that could adversely affect the value thereof; provided that none of such actions may be taken by such Grantor upon the occurrence and during the continuance of an Event of Default. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided that the Collateral Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b) Such Grantor shall keep and maintain at its own cost and expense complete records of each Receivable of such Grantor, with at least such specificity and in a manner at least as comprehensive and detailed as is prudent and customary for businesses engaged in such Grantor’s industry and of similar size as such Grantor, including records of all payments received, all credits granted thereon, all merchandise returned, and all other documentation relating thereto. Upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, and at such Grantor’s sole cost and expense, such Grantor shall deliver to the Collateral Agent or its designee all tangible evidence of any Receivables, including all documents evidencing Receivables and any books and records relating thereto (copies of which evidence and books and records may be retained by such Grantor).

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(c) Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, such Grantor shall legend the Receivables and the other books, records and documents of such Grantor evidencing or pertaining to the Receivables with a reference to the fact that the Receivables have been collaterally assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

(d) Such Grantor shall cause to be collected from the obligor of each Material Receivable, as and when due, any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that such Grantor may, with respect to any Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable under the circumstances, all in accordance with such Grantor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses of collection, whether incurred by such Grantor, the Collateral Agent or any other Secured Party, shall be paid by the Grantors.

(e) Such Grantor shall promptly inform the Collateral Agent in writing of any disputes with any obligor under any Receivable and of any claimed offset and counterclaim in respect of any Receivable that may be asserted with respect thereto involving, in each case, $250,000 or more, where such Grantor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

5.7. Intellectual Property. With respect to each item of Intellectual Property that is material to the conduct of such Grantor’s business:

(a) With respect to each such Trademark, such Grantor (either itself or through licensees) will (i) continue to use each such Trademark on each and every trademarked class of goods applicable to its then current lines of products and services as reflected in its current catalogs, brochures, price lists and other sales materials in order to maintain such Trademark in full force and effect free from any claim of abandonment for non-use, (ii) maintain in all material respects the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends in compliance with Applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or knowingly or negligently omit to do any act, whereby any such Patent may become forfeited, invalidated, abandoned or dedicated to the public (other than at the end of its applicable statutory term).

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(c) Such Grantor (either itself or through licensees) (i) will employ each such Copyright, and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Copyright may become invalidated or otherwise materially impaired. Such Grantor will not (either itself or through licensees) do any act whereby any such Copyright may fall into the public domain (other than at the end of its applicable statutory term).

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights or otherwise violates any other rights or privileges of any other Person.

(e) Such Grantor will take all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including timely filing of applications for renewal, affidavits of use and affidavits of incontestability and payment of all applicable maintenance fees.

(f) Such Grantor shall take the actions reasonably necessary to protect the confidentiality of such Intellectual Property and its rights therein, including (i) protecting the secrecy and confidentiality of its confidential information and Trade Secrets upon commercially reasonable terms, (ii) taking actions reasonably necessary to ensure that no Trade Secret falls or has fallen into the public domain and (iii) initiating and pursuing opposition, interference and cancelation proceedings against all applicable Persons to the extent deemed appropriate in Grantors’ reasonable business judgment.

(g) Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for filing in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, short-form intellectual property security agreements in the form attached hereto as Annex II for all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of such Grantor.

(h) Such Grantor will promptly, and in any event within five (5) Business Days, notify the Collateral Agent in writing if such Grantor knows, or has reason to know, that any application or registration relating to any of such Grantor’s Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any materially adverse determination (including, without limitation, the institution of, or any such determination in, any adversarial proceeding with a third party in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any of such Grantor’s Intellectual Property or such Grantor’s right to register such Intellectual Property or to own and maintain such Intellectual Property. In the event that such Grantor knows that any of such Grantor’s Intellectual Property has been infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

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(i) Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any IP License to which it becomes a party of any provision that could in any way impair or prevent the creation of a security interest in, or the collateral assignment of, such Grantor’s rights and interests in such Intellectual Property.

(j) Notwithstanding anything to the contrary contained in this Section 5.7, nothing herein contained shall prohibit any Grantor from causing or permitting expiration, abandonment or invalidation of any Intellectual Property or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property if, in such Grantor’s reasonable good faith judgment, such Intellectual Property, applications or registrations (as applicable) are no longer useful in the conduct of such Grantor’s business.

5.8. Intellectual Property Filing. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, files an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall notify the Collateral Agent in writing of such filing within five (5) Business Days of such filing; provided, that, upon receipt from the United States Copyright Office of notice of registration of any such Copyright(s), such Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify the Collateral Agent in writing of such registration by delivering, or causing to be delivered to the Collateral Agent, documentation sufficient for the Collateral Agent to perfect the Collateral Agent’s Liens on such Copyright(s). Upon the request of the Collateral Agent, such Grantor shall execute and deliver within five (5) Business Days of such request, in recordable form, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s Lien on any such registered Copyright, Patent, Trademark or application therefor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

5.9. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim for an amount in excess of $100,000 for any one such claim or in excess of $250,000 in the aggregate for all such claims, such Grantor shall promptly (and in any event within five (5) Business Days after obtaining such Commercial Tort Claim) notify the Collateral Agent in writing, and upon the request of the Collateral Agent, promptly (and in any event within five (5) Business Days after such request) amend Schedule 5 hereto, authorizing the Collateral Agent to do such acts or things deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority perfected security interest in any such Commercial Tort Claim (subject only to Permitted Liens which, pursuant to the terms of the Loan Agreement, are expressly permitted to have priority over the Collateral Agent’s Liens thereon) and such Grantor and the Collateral Agent acknowledge and agree that the notification of the Commercial Tort Claim and amendment of Schedule 5 hereto shall be sufficient to grant to the Collateral Agent a security interest in such Commercial Tort Claim. Without limiting the foregoing, such Grantor agrees that the notice described in the first sentence of this Section 5.9 shall constitute the grant to the Collateral Agent by such Grantor of a security interest in the Commercial Tort Claim described therein (subject only to Permitted Liens which, pursuant to the terms of the Loan Agreement, are expressly permitted to have priority over Collateral Agent’s Liens thereon).

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5.10. Collateral in the Possession of a Bailee. If any Collateral having a book value in excess of $250,000 for any one bailee or in excess of $500,000 in the aggregate for all bailees, is now or at any time hereafter, in the possession of a bailee, such Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof in writing and, at the Collateral Agent’s request and option, such Grantor shall use commercially reasonable efforts to promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral in trust for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of such Grantor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any of the Grantors with respect to the bailee.

5.11. Electronic Chattel Paper. If any Grantor, now or at any time hereafter, holds or acquires an interest in any Electronic Chattel Paper, any electronic document or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction having a value of more than $150,000 in any one instance or more than $350,000 in the aggregate for all such assets (“Material Electronic Chattel Paper”), such Grantor shall promptly (and in any event within five (5) Business Days after obtaining any such asset) notify the Collateral Agent thereof in writing and, at the request and option of the Collateral Agent, shall promptly take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such Material Electronic Chattel Paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the Electronic Chattel Paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Default or an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper, electronic document or transferable record.

5.12. Letter-of-Credit Rights. If any Grantor is now or at any time hereafter a beneficiary under a letter of credit having a face amount of more than $150,000 in any one instance or more than $350,000 in the aggregate for all such letters of credit, such Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof in writing and, at the request of the Collateral Agent, such Grantor shall, use commercially reasonable efforts to promptly pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit, or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit.

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5.13. [Reserved].

5.14. Insurance. Such Grantor shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with Section 8.03 of the Loan Agreement (“Maintenance of Insurance”), and makes, designates, constitutes and appoints the Collateral Agent and its designees as such Grantor’s true and lawful agent and attorney-in-fact, effective after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and making all determinations and decisions with respect thereto.

5.15. [Reserved].

5.16. [Reserved].

5.17. Further Assurances; Pledge of Instruments. At the sole expense of such Grantor, such Grantor shall promptly duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request (except in contravention of the express terms of this Agreement) to obtain the full benefits of this Agreement and of the rights and powers granted herein, which shall in any case include, but shall not be limited to: (a) using commercially reasonable efforts if requested by the Collateral Agent to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any lease, license, contract or agreement held by such Grantor or in which such Grantor has any right or interest (or with respect to which such Grantor has any right or interest in the assets subject to such lease, license, contract or agreement) not heretofore assigned; (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby; (c) filing or reasonably cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office or the United States Copyright Office (in each case including short-form intellectual property security agreements in the form attached hereto as Annex II for all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of such Grantor), or if reasonably requested by the Collateral Agent, any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s interest in such Grantor’s Collateral; (d) at the Collateral Agent’s reasonable request, transferring such Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession); and (e) upon the Collateral Agent’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). Such Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of such Grantor.

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5.18. No Perfection. Notwithstanding anything in this Section 5 to the contrary, the Collateral Agent and the Borrowers may agree (each in their sole discretion) that the cost to perfect any security interest in any Collateral granted herein or in any other Loan Document is excessive in relation to the benefit to the Secured Parties to be afforded thereby. If the Collateral Agent and the Borrowers so agree, no further actions to obtain perfection, on the part of any Grantor or the Collateral Agent, shall be required.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.

(a) Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require, and shall reimburse the Collateral Agent for any and all expenses incurred by the Collateral Agent, in connection with such test verifications, and (ii) upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall promptly cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) If requested by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within one (1) Business Day) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if requested, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties as provided in Sections 6.4 and 6.5 hereof, and (ii) until so turned over, shall be held by such Grantor in trust for the benefit of the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) At any time after the occurrence and during the continuance of an Event of Default, upon written notice to the applicable Grantor, the Collateral Agent in its own name or in the name of the applicable Grantor may at any time communicate with obligors under the Receivables and parties to any contract that constitutes Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

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(b) At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Agent, each Grantor shall promptly notify obligors on the Receivables and parties to any contract that constitutes Collateral that the Receivables and such contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and each contract that constitutes Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any contract that constitutes Collateral by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or any contract that constitutes Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. From and after the occurrence and during the continuance of an Event of Default and upon notice thereof by the Collateral Agent to the Grantors, the Collateral Agent shall have the sole and exclusive authority to enforce all contracts that constitute Collateral and no Grantor shall take any action under any such contract, including amending, waiving, extending, terminating or cancelling any such contract, or taking any action in furtherance thereof, without the prior written consent of the Collateral Agent in each instance.

(d) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of any Grantor, or otherwise: (i) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed necessary with respect to any of the Collateral, but shall be under no obligation to do so; or (ii) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Grantor, other than to discharge a Grantor in so doing with respect to liabilities of such Grantor to the extent that the liabilities are paid or repaid. At any time after the occurrence and during the continuance of an Event of Default, any Collateral or other money, checks, notes, bills, drafts, or commercial paper received by any Grantor shall be held in trust for the Secured Parties and shall be promptly (in any event within two (2) Business Days) turned over to the Collateral Agent on behalf of the Secured Parties. The Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its Liens and security interests in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its Liens and security interests in the Collateral and any Liens not created by this Agreement.

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6.3. Pledged Stock.

(a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, and in all cases without any requirement that any notice be delivered to any Person (except as explicitly set forth in clause (iv) below), (i) the Collateral Agent shall have the sole and exclusive right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Stock and other Investment Property and make application thereof to the Secured Obligations in the manner set forth in Section 4.02(c) of the Loan Agreement, (ii) the Collateral Agent shall have the sole and exclusive right (but shall be under no obligation) to register any or all of the Pledged Stock and other Investment Property in the name of the Collateral Agent or its nominee, (iii) all rights of such Grantor to exercise or refrain from exercising the voting, corporate, consensual and other rights and privileges pertaining to the Pledged Stock and other Investment Property to which such Grantor would otherwise be entitled shall automatically cease and become vested in the Collateral Agent, and (iv) the Collateral Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Collateral Agent in writing in its sole discretion) the sole and exclusive right to exercise or refrain from exercising, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement or otherwise to exercise, (x) all voting, corporate, consensual and other rights and privileges pertaining to the Pledged Stock and other Investment Property, whether at any meeting of shareholders of the relevant Issuer or Issuers, by written consent in lieu of a meeting or otherwise, and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Stock and other Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Pledged Stock or other Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to the Pledged Stock or other Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or other Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine in its sole discretion), all without liability except to account for property actually received by the Collateral Agent, but the Collateral Agent shall have no duty to any Grantor or any other Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor hereby appoints the Collateral Agent as such Grantor’s true and lawful attorney-in-fact, with full power of substitution, and grants to the Collateral Agent this IRREVOCABLE PROXY, to vote all or any part of the Pledged Stock and other Investment Property from time to time following the occurrence and during the continuance of an Event of Default, in each case in any manner the Collateral Agent deems advisable in its sole discretion for or against any or all matters submitted, or which may be submitted, to a vote of shareholders (including holders of any Capital Stock of any Issuer), partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders (including holders of any Capital Stock of any Issuer), partners or members would be entitled (including, without limitation, giving or withholding written consents of holders of Capital Stock of any Issuer, calling special meetings of the holders of the Capital Stock of any Issuer and voting at such meetings). The power-of-attorney and irrevocable proxy granted hereby are effective automatically upon the occurrence and during the continuance of an Event of Default without the necessity that any action (including, without limitation, that any transfer of any of the Pledged Stock or other Investment Property be recorded on the books and records of the relevant Issuer or that any of the Pledged Stock or other Investment Property be registered in the name of the Collateral Agent or any other Person) be taken by any Person (including the Issuer of the relevant Pledged Stock or other Investment Property or any officer or agent thereof), are coupled with an interest and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of each relevant Grantor, and shall terminate only on the Termination Date.

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(b) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock or any other Investment Property pledged by such Grantor hereunder to comply with any instruction received by such Issuer from the Collateral Agent in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Collateral Agent’s authority to give such instruction, including the payment of any dividends or other payments with respect to any Pledged Stock or other Investment Property directly to the Collateral Agent. Each party hereto that is an Issuer acknowledges the rights, remedies and privileges of the Collateral Agent set forth in Section 6.3(a) above and agrees to abide and comply with any action taken by the Collateral Agent thereunder or pursuant thereto.

(c) In furtherance of, and without in any way limiting, any of the foregoing, promptly (and in any event within two (2) Business Days) following a request from the Collateral Agent, each Grantor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent any and all such further proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request to facilitate the exercise of, or otherwise in connection with, any of the rights or remedies granted to the Collateral Agent in or pursuant to Section 6.3(a) hereof.

(d) Each Grantor covenants and agrees that, on the date that is thirty (30) days prior to the date of expiration (by operation of Applicable Law) of the irrevocable proxy granted pursuant to Section 6.3(a) hereof, such Grantor shall automatically be deemed to have granted to the Collateral Agent a new irrevocable proxy on the same terms as the terms of the irrevocable proxy previously granted pursuant to Section 6.3(a) hereof. Promptly upon any request by the Collateral Agent, each Grantor agrees to deliver to the Collateral Agent any further written evidence of such new irrevocable proxy reasonably requested by the Collateral Agent to enable the Collateral Agent to exercise all of the rights relating to the Pledged Stock set forth in Section 6.3(a) hereof on the same terms as set forth therein. The Collateral Agent shall also have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event the applicable Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent in connection with the exercise of its rights under this Section 6.8.

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6.4. Proceeds To Be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall so notify the relevant Grantor, all Collections thereon shall be held by such Grantor in trust for benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith (and in any event within one (1) Business Day) upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if so requested by the Collateral Agent). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under the sole dominion and control of the Collateral Agent. All Proceeds, while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the benefit of the Secured Parties), shall continue to be held as Collateral under this Agreement and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at the Collateral Agent’s election, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the manner set forth in Section 4.02(c) of the Loan Agreement.

6.6. UCC and Other Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem advisable, for cash or on credit, or for future delivery, without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request during the continuance of an Event of Default, to assemble the Collateral, or any part thereof, and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.5 hereof, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that, if an Event of Default shall have occurred and shall be continuing, the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder, except to the extent that any of the foregoing are found by a final, non-appealable order of a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

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6.7. Sales of Pledged Stock.

(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and the Collateral Agent may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that selling Collateral in a private sale as opposed to a public sale shall not be deemed to make such sale other than in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to promptly do or cause to be done all such other acts as may be necessary or advisable to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all Applicable Laws.

6.8. IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) in respect of the Intellectual Property of the Grantors following the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, non-exclusive, worldwide license to use all Intellectual Property of such Grantor in connection therewith (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of registered Trademarks, to the Collateral Agent maintaining, or causing to be maintained, the quality of the respective goods and services associated with the use of the registered Trademarks at substantially the same level maintained by the Grantor immediately prior to the relevant Event of Default, including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) to the extent permitted by Applicable Law and the terms and conditions applicable to sublicenses of such IP License, an irrevocable, non-exclusive sublicense of each IP License with respect to which such Grantor is a licensee.

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6.9. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral or any portion thereof are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, until the Termination Date, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all action deemed appropriate by the Collateral Agent, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or further assent by such Grantor, to do any or all of the following, in each case at the Collateral Agent’s sole option:

(i) in the name of such Grantor or its own name, or otherwise, receive, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or any contract that constitutes Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable, any contract that constitutes Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

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(iii) pay or discharge taxes and Liens levied or placed on any of the Collateral, effect any repairs to any of the Collateral and obtain any insurance called for by the terms of this Agreement, the Loan Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv) execute, in connection with any sale provided for in Sections 6.6 or 6.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, or any part thereof;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) cause any mail to be transferred to the Collateral Agent’s own offices and to receive and open all mail addressed to such Grantor for the purposes of removing any items referred to in clause (i) above; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (7) settle, compromise, compound, adjust or defend any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (8) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (9) perform any obligations of any Grantor under any contract that constitutes Collateral; and (10) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(vi) take all actions and execute all documents in respect of contracts that constitute Collateral and Pledged Stock contemplated by Sections 6.2 and 6.3 hereof; and

(vii) execute and deliver any and all agreements, documents and other instruments required to be executed and delivered by a Grantor pursuant to the terms hereof or the terms of the Loan Agreement or any other Loan Document.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

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(b) If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Loan Document beyond any applicable notice, cure or grace period, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) As and when required by the Loan Agreement, each Grantor agrees to promptly pay on written demand in cash all costs and expenses of the Collateral Agent incurred in connection with all actions undertaken pursuant to this Section 7.1, together with interest thereon accrued at a rate per annum equal to the highest interest rate applicable to Term Loans under the Loan Agreement (including any default rate applicable pursuant to Section 2.05(c) of the Loan Agreement), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor.

(d) Each Grantor hereby ratifies all actions taken by the Collateral Agent and its officers and agents pursuant to this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

7.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with the Collateral in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party or any of their respective officers, directors, employees or agents shall (i) be liable for failure to demand, collect or realize upon any of the Collateral, or for any delay in doing so, or (ii) be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person, or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the interests of the Collateral Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. Each of the Collateral Agent and the other Secured Parties shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and none of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except in the case of such Person’s own gross negligence or willful misconduct as finally determined in a non-appealable order of a court of competent jurisdiction.

7.3. Financing Statements. Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form (if no signature is required) and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

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7.4. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments and Waivers. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Loan Agreement (“Amendments and Waivers”).

8.2. Notices. All notices, requests, demands and other communications to or upon the Collateral Agent or any Grantor hereunder shall be (i) in writing, (ii) delivered and deemed received in accordance with the procedures set forth in Section 12.02 of the Loan Agreement (“Notices and Other Communications”), and (iii) addressed to the parties at the address, facsimile number or email address provided in Section 12.02 of the Loan Agreement. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

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8.5. Set-Off. Each Grantor hereby irrevocably authorizes the Agents and each other Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Grantor hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise), to set off, appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Secured Party hereunder and claims of every nature and description of such Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as such Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party, or the Collateral Agent on such Secured Party’s behalf, shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 8.5 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

8.6. Counterparts. Any number of counterparts of this Agreement, including facsimiles and other electronic copies, may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. This Agreement may be transmitted and signed and delivered by facsimile or other electronic means. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all parties.

8.7. Severability. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Agreement may not be contradicted or supplemented by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties. When this Agreement or any other Loan Document refers to a party’s “sole discretion”, such phrase means that party’s sole and absolute discretion as to process and result, which shall be final for all purposes hereunder, to be exercised (to the fullest extent the law permits) as arbitrarily and capriciously as that party may wish, for any reason, subject to no standard of reasonableness or review and part of no claim before any court, arbitrator or other tribunal or forum or otherwise.

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8.10. GOVERNING LAW. THIS AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

8.11. Waiver. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ALL RIGHTS OF RESCISSION, SETOFF, COUNTERCLAIMS, AND OTHER DEFENSES IN CONNECTION WITH THE REPAYMENT OF THE GUARANTEED OBLIGATIONS (OTHER THAN THE DEFENSE OF PAYMENT IN FULL).

8.12. Acknowledgements. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13. Additional Grantors and Guarantors. Each Subsidiary of any Loan Party that is required to become a party to this Agreement pursuant to Section 8.10 of the Loan Agreement (“Additional Collateral, Guarantors and Grantors”) shall become a Grantor and a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement.

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8.14. Releases of Guaranty and Liens.

(a) On the Termination Date, (i) the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person, and all rights to the Collateral shall revert to the Grantors, and (ii) all obligations of the Collateral Agent under this Agreement and the other Security Documents shall automatically terminate without delivery of any instrument or performance of any act by any Person, and at the Borrowers’ request and sole cost and expense, the Collateral Agent shall terminate the Security Documents and release the Collateral from the Liens created by the Security Documents.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01 of the Loan Agreement) to take any action requested by the Grantor having the effect of releasing any Collateral or Guaranteed Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 12.01 of the Loan Agreement, or (ii) under the circumstances described in Section 8.14(a) hereof.

(c) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guaranteed Obligations pursuant to this Section 8.14. In each case as specified in this Section 8.14, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement and the other Security Documents or such Guaranteed Obligations, as applicable, in each case in accordance with the terms of the Loan Documents and this Section 8.14.

8.15. Subordination. Notwithstanding any provision of this Agreement to the contrary, and except as otherwise provided by Applicable Law, all rights of the Grantors to indemnity, contribution, reimbursement or subrogation under Applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than Unasserted Contingent Obligations). No failure on the part of any Borrower or any other Grantor to make the payments required under Applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder. Each Grantor hereby agrees that all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than Unasserted Contingent Obligations).

42

8.16. Intercompany Debt Subordination.

(a) As to each Grantor, all payments on account of an Intercompany Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash of the Secured Obligations (other than Unasserted Contingent Obligations). As to each Grantor, in the event of any payment or distribution of assets of any other Grantor of any kind or character, whether in cash, property, or securities, upon any Insolvency Proceeding or other dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Grantor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Grantor, or otherwise, (such events, collectively, the “Grantor Insolvency Events”): (i) all amounts owing on account of the Secured Obligations shall first be paid in full before any payment on account of an Intercompany Debt is made; and (ii) to the extent permitted by Applicable Law, any payment on account of an Intercompany Debt to which such Grantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Collateral Agent for the benefit of the Secured Parties for application to the payment of the Secured Obligations in accordance with sub-clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Secured Parties or the Collateral Agent for the benefit thereof in respect of such Secured Obligations.

(b) So long as no Default or Event of Default has occurred and is continuing, each Grantor may make, and each other Grantor shall be entitled to accept and receive, payments not prohibited under the Loan Agreement in respect of any Intercompany Debt; provided that upon the occurrence and during the continuance of any Default or Event of Default, at the election of the Collateral Agent, no Grantor shall make, and no other Grantor shall accept or receive, any payment on account of any Intercompany Debt.

(c) In the event that, notwithstanding the provisions of Sections 8.16(a) and (b) above, any payment on account of any Intercompany Debt shall be received in contravention of Sections 8.16(a) or (b) above by any Grantor before all Secured Obligations are paid in full in cash, such payment on account of Intercompany Debt shall be held in trust for the benefit of the Secured Parties and shall be paid over or delivered to the Collateral Agent for application to the payment in full of all Secured Obligations remaining unpaid to the extent necessary to give effect to such Sections 8.16(a) and (b) above, after giving effect to any concurrent payments or distributions to the Collateral Agent in respect of the Secured Obligations.

(d) If, while any Intercompany Debt is outstanding, any Grantor Insolvency Event shall occur and be continuing with respect to any Grantor or its property: (i) the Collateral Agent hereby is irrevocably authorized and empowered (in the name of each other Grantor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Intercompany Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Intercompany Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agent; and (ii) each other Grantor shall promptly take such action as the Collateral Agent may request (x) to collect the Intercompany Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Intercompany Debt, (y) to execute and deliver to the Collateral Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Intercompany Debt, and (z) to collect and receive any and all payment on account of the Intercompany Debt.

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8.17. WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF ARTICLE XIII OF THE LOAN AGREEMENT (“DISPUTE RESOLUTION”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

8.18. Marshaling. Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) or other assets for or against, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security, other assets or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Parties hereunder and of the Secured Parties in respect of such collateral security, other assets and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Guarantor hereby irrevocably waives the benefits of all such laws.

8.19. Intercreditor Agreement. The Grantors and the Collateral Agent (on behalf of each Secured Party) acknowledge and agree that the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain of the Collateral Agent’s and Secured Parties’ rights, remedies and obligations hereunder may, after the execution thereof, be subject to, and restricted by, the Intercreditor Agreement. At any time that the Intercreditor Agreement is in effect, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signatures begin on next page]

44

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

GRANTORS:

C-PAK Consumer Product Holdings LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Sam Ross
Sam Ross, President and Chief Operating Officer

C-Pak Consumer Product IP SPV LLC, a Delaware limited liability company, as a Borrower

By:	C-PAK Consumer Product Holdings LLC, its sole member and manager

By:	/s/ Sam Ross
Sam Ross, President and Chief Operating Officer

C-PAK CONSUMER PRODUCT HOLDINGS SPV I LLC, a Delaware limited liability company

By:	/s/ Eric Blue
Eric C. Blue, Manager

45

COLLATERAL AGENT:	PINEY LAKE OPPORTUNITIES ECI MASTER FUND LP

	By:	Piney Lake Capital Manager LP, as Advisor

	By:	/s/ Michael Lazar
	Name:	Michael B. Lazar
	Title:	President

46

SCHEDULE 1

INVESTMENT PROPERTY

Pledged Stock:

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
C-Pak Consumer Product Holdings SPV I LLC	C-PAK Consumer Product Holdings LLC	N/A	LLC membership interests	100%	100%	1
C-PAK Consumer Product Holdings LLC	C-Pak Consumer Product IP SPV LLC	N/A	LLC membership interests	100%	100%	1

Pledged Notes: None

SCHEDULE 2

FILINGS AND OTHER ACTIONS

UCC Filings:

Grantor	Jurisdictions
C-Pak Consumer Product Holdings SPV I LLC	Delaware Secretary of State
C-PAK Consumer Product Holdings LLC	Delaware Secretary of State
C-Pak Consumer Product IP SPV LLC	Delaware Secretary of State

Copyright, Patent and Trademark Filings:

Trademark Security Agreement to be filed with U.S. Patent and Trademark Office

Actions with respect to Pledged Stock:

Delivery of membership unit certificates and stock powers to the Collateral Agent

Other Actions:

Execution of Deposit Account Control Agreements with respect to Deposit Accounts (other than Excluded Accounts)

SCHEDULE 3

CAPITAL STOCK

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
C-Pak Consumer Product Holdings SPV I LLC	C-PAK Consumer Product Holdings LLC	N/A	LLC Membership Interests	100%	100%	1
C-PAK Consumer Product Holdings LLC	C-Pak Consumer Product IP SPV LLC	N/A	LLC Membership Interests	100%	100%	1

SCHEDULE 4

INTELLECTUAL PROPERTY

I. Copyrights and Copyright Licenses:

None.

II. Patents and Patent Licenses:

None.

III. Trademarks and Trademark Licenses:

Trademarks: See Attachment A to this Schedule 4

Trademark Licenses:

Shared Technology License Agreement of even date herewith by and between The Procter &

Gamble Company and C-PAK

Intercompany Trademark License Agreement of even date herewith by and between C-PAK and C-PAK IP

Attachment A to Schedule 4

Trademarks:

Grantor	Logo	Name	Country	Class	Goods	Status	App Date	App No	Reg date	Reg No	Next Renewal Due
C-Pak Consumer Product IP SPV LLC		CREAMSUDS	Canada	3	Soap	Registered	26-May-1966	297309	07-Apr-1967	TMA150074	07-Apr-2027
C-Pak Consumer Product IP SPV LLC		JOY	Aruba	3	Washing products, soaps, bleaching products and other preparations for washing, cleansing agents, polishing and scouring materials.	Registered	01-Jan-1986	N/A	12-Oct-1989	13853	31-Dec-2025
C-Pak Consumer Product IP SPV LLC		JOY	Bahamas	3	Common soaps, detergents; cleaning and cleansing preparations; bleaching preparations; starch, blue and other preparations for laundry use.	Registered	03-Mar-1971	6660	04-Mar-1971	6660	03-Mar-2027
C-Pak Consumer Product IP SPV LLC		JOY	Bermuda	3	A synthetic, soap-like liquid detergent for household use.	Registered	N/A	N/A	03-Nov-1953	2866	03-Nov-2023
C-Pak Consumer Product IP SPV LLC		JOY	Bermuda	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations.	Registered	17-Feb-1971	6762	17-Feb-1971	6762	17-Feb-2027
C-Pak Consumer Product IP SPV LLC		JOY	Brazil	3	Dishwashing preparations	Pending (published)	31-Jan-2018 06-Mar-2018	914108050

C-Pak Consumer Product IP SPV LLC	JOY	Canada	3	Soap & synthetic detergents.	Registered	27-Feb-1946	189973	27-Feb-1946	UCA23905	27-Feb-2021
C-Pak Consumer Product IP SPV LLC	JOY	Caribbean Netherlands (BES Islands)	3	Detergents, soaps, bleaching preparations and other substances for laundry use, cleaning, polishing and scouring and abrasive preparations.	Registered	30-Jun-2011	1309	30-Jun-2011	1309	30-Jun-2022
C-Pak Consumer Product IP SPV LLC	JOY	Costa Rica	3	Bleaching preparations and other substances for laundry use, detergents for washing dishes; cleaning, polishing, scouring and abrasive preparations.	Registered	11-Jun-1997	N/A	03-Dec-1997	104838	Renewal filed in 2017; awaiting renewal cert
C-Pak Consumer Product IP SPV LLC	JOY	Cuba	3	Bleaching preparations and other substances for laundry use, cleaning, polishing, scouring and abrasive preparations, specially liquid dishwashing detergents.	Registered	31-Jul-1997	1098-97	17-Mar-2000	128137	Renewal filed in 2017; awaiting renewal cert
C-Pak Consumer Product IP SPV LLC	JOY	Curacao	3	Detergents, soaps, bleaching preparations and other substances for laundry use, cleaning, polishing and scouring and abrasive preparations.	Registered	21-Mar-1972	N/A	04-May-1972	1849	21-Mar-2022
C-Pak Consumer Product IP SPV LLC	JOY	Dominican Republic	3	Soaps for industrial purposes and domestic use, substances for washing, bleaching, cleaning and removing stains; specifically, a dishwashing detergent.	Registered	24-Jun-1996	N/A	15-Sep-1996	85595	15-Sep-2026

C-Pak Consumer Product IP SPV LLC	JOY	Ecuador	3	Liquid detergent for dishwashing, also used to wash delicate fabrics; bleaching preparations and other substances for laundry use, cleaning, polishing, scouring and abrasive substances, soaps.	Registered	16-Oct-1981	N/A	25-Feb-1982	154	25-Feb-2022
C-Pak Consumer Product IP SPV LLC	JOY	El Salvador	3	Detergents and soaps, except toilet and bath soaps.	Registered	03-Jan-2001	012001000024	06-Sep-2001	123BK-138	06-Sep-2021
C-Pak Consumer Product IP SPV LLC	JOY	Guatemala	3	Detergents and soaps; except toilet soaps.	Registered	12-May-2002	2002-3206	16-Aug-2004	131480	15-Aug-2024
C-Pak Consumer Product IP SPV LLC	JOY	Haiti	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations.	Registered	30-Jan-1990	N/A	30-Jan-1990	154168	30-Jan-2020
C-Pak Consumer Product IP SPV LLC	JOY	Honduras	3	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations.	Registered	23-Sep-2005	25769-2005	23-Feb-2006	96243	23-Feb-2026
C-Pak Consumer Product IP SPV LLC	JOY	Jamaica	3	Common soap, detergents and other preparations for laundry use.	Registered	26-Jan-1952	5862	26-Jan-1952	5862	Renewal filed in 2017; awaiting renewal cert
C-Pak Consumer Product IP SPV LLC	JOY	Mexico	3	Exclusively detergents.	Registered	08-Nov-1993	182445	22-Aug-1994	470598	8-Nov-2023
C-Pak Consumer Product IP SPV LLC	JOY	Nicaragua	3	Detergents and soaps, other than toilet and bath soaps.	Registered	10-Jun-1997	97-01923	30-Jan-1998	36381-CC	Renewal filed in 2017; awaiting renewal cert

C-Pak Consumer Product IP SPV LLC	JOY	Panama	3	Detergents and soaps, except for toilet and bath soaps.	Registered	18-Aug-1997	089435	18-Aug-1997	89435	Renewal filed in 2017; awaiting renewal cert
C-Pak Consumer Product IP SPV LLC	JOY	Panama	3	Cleaning, polishing, scouring and abrasive preparations.	Registered	07-Oct-1946	1797	08-Apr-1947	1764	08-Apr-2027
C-Pak Consumer Product IP SPV LLC	JOY	St. Maarten	3	Detergents, soaps, bleaching preparations and other substances for laundry use, cleaning, polishing and scouring and abrasive preparations.	Registered	21-Mar-1972	N/A	05-May-1972	1638	21-Mar-2022
C-Pak Consumer Product IP SPV LLC	JOY	Trinidad & Tobago	3	Common soaps, detergents, bleaching preparations, starch, blue and other preparations for laundry purposes.	Registered	03-Jun-1971	N/A	03-Jun-1971	6806	2-Jun-2019
C-Pak Consumer Product IP SPV LLC	JOY	U.S.A.	3	Sudsing cleaner, cleanser and detergent, excepting soap in bar form.	Registered	09-Oct-1948	71566767	21-Mar-1950	522721	21-Mar-2020
C-Pak Consumer Product IP SPV LLC	JOY (stylized & Lemon device 16 color)	Canada	3	Dishwashing detergents	Published	08-Dec-2016	1813169
C-Pak Consumer Product IP SPV LLC	JOY (stylized & Lemon device 16 color)	U.S.A.	3	Dishwashing detergents	Registered	05-Dec-2016	87256621	23-Jan-2018	5388018	23-Jan-2024

C-Pak Consumer Product IP SPV LLC	JOY (stylized & Orange device 16 color)	Canada	3	Dishwashing detergents	Published	08-Dec-2016	1813181
C-Pak Consumer Product IP SPV LLC	JOY (stylized & Orange device 16 color)	U.S.A.	3	Diswashing detergents	Allowed - 2nd RET due 06-Jun-2018	05-Dec-2016	87256624
C-Pak Consumer Product IP SPV LLC	Joy 2 (& Device Color)	Canada	3	Light duty liquid detergent.	Registered	16-Apr-1981	468579	27-Aug-1982	TMA272259	27-Aug-2027
C-Pak Consumer Product IP SPV LLC	JOY PROFESSIONAL	Canada	3	Dishwashing Detergent	Registered	17-Jul-2012	1586460	29-Jun-2015	TMA907419	29-Jun-2030
C-Pak Consumer Product IP SPV LLC	POWERFUL CLEANING! A LITTLE GOES A LONG WAY! (Joy 06)	U.S.A.	3	Dishwashing detergent.	Registered	23-Jan-2006	78796886	23-Oct-2007	3321020	NO USE – 6 mos grace period ended 23-Mar-2018 but not officially cancelled yet
C-Pak Consumer Product IP SPV LLC	ULTRA JOY	Canada	3	Dishwashing detergent.	Registered	05-Dec-1990	671825	22-May-1992	TMA398516	22-May-2022

SCHEDULE 5

COMMERCIAL TORT CLAIMS

None

SCHEDULE 6

INVENTORY AND EQUIPMENT

C-PAK Consumer Products Holdings LLC

38 E. Holister Street

Cincinnati, Ohio 45219

ANNEX I

FORM OF JOINDER AND ASSUMPTION AGREEMENT

JOINDER AND ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of [_______________], 201[__] made by [____________________], a [_______________] (the “Additional Grantor”), in favor of Piney Lake Opportunities ECI Master Fund LP (“Piney Lake”), as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). All uppercase terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement (as defined below).

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of dated as of May 3, 2019 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”), and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company (“C-PAK IP”, and collectively, jointly and severally with C-PAK, the “Borrowers”, and each individually, a “Borrower”), C-Pak Consumer Product Holdings SPV I LLC (“Holdings”), the Subsidiaries of Holdings that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, Piney Lake as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and Piney Lake as the Collateral Agent, the Lenders made Term Loans to the Borrowers on and subject to the terms and conditions set forth therein; and

WHEREAS, in connection with the Loan Agreement, the Loan Parties (other than the Additional Grantor) and the Collateral Agent (for the benefit of the Secured Parties) have entered into the Guaranty and Security Agreement dated as of May 3, 2019 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty and Security Agreement”); and

WHEREAS, as a condition to the Agents and the Lenders entering into the Loan Agreement and as an inducement to the Lenders to make the Term Loans thereunder, the Loan Agreement requires that the Additional Grantor become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor is [a Subsidiary] [an Affiliate] of the Borrowers and derives substantial economic and other benefit from the Term Loans and other financial accommodations extended to the Borrowers under the Loan Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and intending to be legally bound, the Additional Grantor hereby agrees as follows:

1. Guaranty and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guaranty and Security Agreement (“Additional Grantors and Guarantors”), hereby (a) becomes a party to the Guaranty and Security Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and (b) agrees that all references in the Guaranty and Security Agreement to the terms “Guarantor” and “Grantor” shall be deemed to include the Additional Grantor. Without limiting the generality of the foregoing, the Additional Grantor hereby (a) jointly and severally with the other Guarantors, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Borrower and the other Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, (b) pledges, collaterally assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and a security interest in the Collateral described in clauses (a) through (s) of Section 3 of the Guaranty and Security Agreement, but excluding any Excluded Property (Section 3 of the Guaranty and Security Agreement is incorporated mutatis mutandis in its entirety as if fully set forth herein), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of its Secured Obligations, (c) expressly assumes and affirms all covenants, obligations and liabilities of a Guarantor and a Grantor under the Guaranty and Security Agreement, and (d) makes all representations and warranties included in the Guaranty and Security Agreement. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule[s] [___], [___] and [___] to the Guaranty and Security Agreement. The Additional Grantor hereby represents and warrants that, with respect to the Additional Grantor, each of the representations and warranties contained in Section 4 of the Guaranty and Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

3. WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS. THE ADDITIONAL GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS ASSUMPTION AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS ASSUMPTION AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF SECTION 8.17 OF THE GUARANTY AND SECURITY AGREEMENT (“WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

4. Miscellaneous. The terms and provisions of Sections 8.1, 8.2, 8.4, 8.6, 8.7, 8.8, 8.9 and 8.12 of the Guaranty and Security Agreement (“Amendments and Waivers”; “Notices”; “Successors and Assigns”; “Counterparts”; “Severability”; “Section Headings”; “Integration”; and “Acknowledgements”, respectively) are hereby incorporated herein by reference, and shall apply to this Assumption Agreement mutatis mutandis as if fully set forth herein. This Assumption Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents. No reference to this Agreement need be made in the Guaranty and Security Agreement or in any other document or instrument referring to the Guaranty and Security Agreement, and each reference to the Guaranty and Security Agreement in the Guaranty and Security Agreement or in any other document or instrument referring to the Guaranty and Security Agreement shall be deemed to be a reference to the Guaranty and Security Agreement as supplemented hereby. The Additional Grantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out or further evidence the purposes of this Agreement.

5. No Novation or Release. Nothing in this Assumption Agreement shall be construed to release any other Guarantor or Grantor at any time party to the Guaranty and Security Agreement from its obligations and liabilities thereunder or otherwise affect any other Guarantor’s or Grantor’s obligations or liabilities under any Loan Document.

[signatures begin on next page]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By
Name:
Title:

ACKNOWLEDGED:

PINEY LAKE OPPORTUNITIES ECI MASTER

FUND LP, as Collateral Agent

By:	Piney Lake Capital Manager LP, as Advisor

By
Name:
Title:

Annex 1-A

[Insert Information To Be Added to the Applicable

Guaranty and Security Agreement Schedules]

ANNEX II

FORM OF [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT

THIS [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT dated as of [__________], 201[__] is made by each of the entities listed on the signature pages hereof (each, a “Grantor”, and collectively, the “Grantors”), in favor of Piney Lake Opportunities ECI Master Fund LP (“Piney Lake”), as Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of dated as of May 3, 2019 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”), and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company (“C-PAK IP”, and collectively, jointly and severally with C-PAK, the “Borrowers”, and each individually, a “Borrower”), C-Pak Consumer Product Intermediate Holdings SPV I LLC (“Holdings”), the Subsidiaries of Holdings that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, Piney Lake as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and Piney Lake as the Collateral Agent, the Lenders made Term Loans to the Borrowers on and subject to the terms and conditions set forth therein; and

WHEREAS, in connection with the Loan Agreement, all of the Grantors are party to a Guaranty and Security Agreement dated as of May 3, 2019 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty and Security Agreement”), pursuant to which the Grantors are required to execute and deliver this [Copyright] [Trademark] [Patent] Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and to induce the Agents and the Lenders to enter into the Loan Agreement, to induce the Lenders to make their respective Term Loans to the Borrowers thereunder, and to induce the Agents to act in their respective agency capacities thereunder, and intending to be legally bound, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

Section 1. Defined Terms. All uppercase terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby pledges, collaterally assigns and transfers to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Trademark] [Patent] Collateral”):

(a) [all of its Copyrights and all Copyright Licenses providing for the grant by or to such Grantor of any right in, to or under any Copyright, including those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[or]

(a) [all of its Trademarks and all Trademark Licenses providing for the grant by or to such Grantor of any right in, to or under any Trademark, including those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof. Notwithstanding the foregoing, there shall be no security interest or Lien on any Trademark application that is filed on an “intent-to-use” basis (until such time as a statement of use is filed with respect to such application and duly accepted by the United States Patent and Trademark Office).]

[or]

(a) [all of its Patents and all Patent Licenses providing for the grant by or to such Grantor of any right in, to or under any Patent, including those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, and extensions of the foregoing; and

(c) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Trademark] [Patent] Security Agreement is granted in conjunction with the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guaranty and Security Agreement. Each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent and the obligations of each Grantor with respect to the Liens and security interests in the [Copyright] [Trademark] [Patent] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this [Copyright] [Trademark] [Patent] Security Agreement conflicts with any provision of the Guaranty and Security Agreement, the Guaranty and Security Agreement shall govern.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Trademarks] [Patents] and the IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Trademark] [Patent] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. GOVERNING LAW. THIS [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 7. WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS [COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF SECTION 8.17 OF THE GUARANTY AND SECURITY AGREEMENT (“WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

Section 8. Miscellaneous. The terms and provisions of Sections 8.1, 8.2, 8.4, 8.6, 8.7, 8.8 and 8.9 of the Guaranty and Security Agreement (“Amendments and Waivers”; “Notices”; “Successors and Assigns”; “Counterparts”; “Severability”; “Section Headings”; “Integration”) are hereby incorporated herein by reference, and shall apply to this [Copyright] [Trademark] [Patent] Security Agreement mutatis mutandis as if fully set forth herein. This [Copyright] [Trademark] [Patent] Security Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

[signatures begin on next page]

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Trademark] [Patent] Security Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR], as Grantor

By
Name:
Title:

SCHEDULE 1

TO

[COPYRIGHT] [TRADEMARK] [PATENT] SECURITY AGREEMENT

1. REGISTERED [COPYRIGHTS] [TRADEMARKS] [PATENTS]

[Include Registration Number and Date]

2. [COPYRIGHT] [TRADEMARK] [PATENT] APPLICATIONS

[Include Application Number and Date]

3. [COPYRIGHT] [TRADEMARK] [PATENT] LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

ANNEX III

FORM OF ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT (this “Issuer Agreement”) dated as of [__________], 20[__] among [_______________], a [__________] (the “Grantor”), [_______________], a [__________] (the “Issuer”), and Piney Lake Opportunities ECI Master Fund LP (“Piney Lake”), as Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). All uppercase terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement (as defined below).

Introductory Statement

WHEREAS, pursuant to the Loan Agreement dated as of dated as of May 3, 2019 (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) among C-PAK Consumer Product Holdings LLC, a Delaware limited liability company (“C-PAK”), and C-PAK Consumer Product IP SPV LLC, a Delaware limited liability company (“C-PAK IP”, and collectively, jointly and severally with C-PAK, the “Borrowers”, and each individually, a “Borrower”), C-Pak Consumer Product Intermediate Holdings SPV I LLC (“Holdings”), the Subsidiaries of Holdings that are Guarantors or become Guarantors thereunder pursuant to Section 8.10 thereof, the Lenders from time to time party thereto, Piney Lake as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and Piney Lake as the Collateral Agent, the Lenders made Term Loans to the Borrowers on and subject to the terms and conditions set forth therein; and

WHEREAS, in connection with the Loan Agreement, the Grantor and the other Loan Parties are party to a Guaranty and Security Agreement dated as of May 3, 2019 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty and Security Agreement”); and

WHEREAS, the Guaranty and Security Agreement requires that the Grantor become a party to (and to cause the Issuer to become a party to) an Issuer Control Agreement in respect of each Pledged Uncertificated Security of such Issuer owned by such Grantor; and

WHEREAS, the Grantor and the Issuer have agreed to execute and deliver this Issuer Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the Grantor and the Issuer hereby agrees as follows:

1. Pledged Stock. By executing and delivering this Issuer Agreement, the Issuer, as provided in Section 5.5(c) of the Guaranty and Security Agreement, hereby (a) acknowledges receipt of a copy of the Guaranty and Security Agreement, (b) agrees promptly to note on its books and records the security interests in the applicable Pledged Stock granted to the Collateral Agent under the Guaranty and Security Agreement, (c) agrees that, upon the occurrence and during the continuance of an Event of Default and written notice from the Collateral Agent, it will comply with all instructions from the Collateral Agent or its nominee with respect to the applicable Pledged Stock, including as contemplated by Section 6.3 of the Guaranty and Security Agreement (“Pledged Stock”), without further consent by the Grantor, (d) to the maximum extent permitted by Applicable Law, agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of New York, and (e) waives any right or requirement at any time hereafter to receive a copy of the Guaranty and Security Agreement in connection with the registration of any Pledged Stock thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

2. GOVERNING LAW. THIS ISSUER AGREEMENT AND THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ANY CLAIM BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

3. WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS ISSUER AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS ISSUER AGREEMENT. EACH PARTY FURTHER AGREES THAT THE TERMS AND PROVISIONS OF SECTION 8.17 OF THE GUARANTY AND SECURITY AGREEMENT (“WAIVER OF JURY TRIAL; DISPUTE RESOLUTION; JURISDICTION; VENUE; SERVICE OF PROCESS”) ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

4. Miscellaneous. The terms and provisions of Sections 8.1, 8.2, 8.4, 8.6, 8.7, 8.8 and 8.9 of the Guaranty and Security Agreement (“Amendments and Waivers”; “Notices”; “Successors and Assigns”; “Counterparts”; “Severability”; “Section Headings”; “Integration”) are hereby incorporated herein by reference, and shall apply to this Issuer Agreement mutatis mutandis as if fully set forth herein. This Issuer Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

5. No Novation or Release. Nothing in this Issuer Agreement shall be construed to release any Grantor at any time party to the Guaranty and Security Agreement from its obligations and liabilities thereunder or otherwise affect any of such other Grantor’s obligations or liabilities under any Loan Document.

IN WITNESS WHEREOF, the undersigned has caused this Issuer Agreement to be duly executed and delivered as of the date first above written.

[ISSUER], as Issuer

By
Name:
Title:

ACKNOWLEDGED AND AGREED:

[GRANTOR], as Grantor

By
Name:
Title: